Exhibit 4.5

NEITHER THIS WARRANT NOR THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

Date of Issuance: November 1, 2012Number of Shares: 21,000

(subject to adjustment)

Original Issue Date (as defined in Section 2(a)): November 1, 2012

Vermillion, Inc.

Common Stock Purchase Warrant

(Void after October 31, 2014)

Vermillion, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that Liolios Group, Inc., a California corporation, or its registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or before 5:00 p.m. (New York City time) on October 31, 2014 (subject to adjustment as set forth in Section 8, the “Expiration Date”), Twenty-One Thousand (21,000) shares of Common Stock, $0.001 par value per share, of the Company (“Common Stock”), at a purchase price of $1.93 per share. The shares purchasable upon exercise of this Common Stock Purchase Warrant (this “Warrant”), and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively. This Warrant is one of a contemplated series of warrants (collectively, the “Company Warrants”) issued by the Company pursuant to the terms of that certain Financial Public Investor Relations Agreement (the “Agreement”) entered into as of May 1, 2012 by and between the Company and the initial Registered Holder.  In case of any conflict between the terms of this Warrant and the Agreement, the terms set forth in this Warrant shall control.

The Warrant Shares shall vest at a rate of Three Thousand Five Hundred (3,500) shares of Common Stock on each of the first six (6) monthly anniversaries following the Date of Issuance,

commencing on December 1, 2012. In the event that the Agreement is terminated in accordance with its terms, no Warrant Shares shall vest after the date of such termination.

1.	Exercise.

Exercise for Cash. The Registered Holder may, at its option, elect to exercise this Warrant, commencing upon, and subject to, the vesting of the Warrant Shares as set forth above, in whole or in part as to the vested Warrant Shares and at any time or from time to time on or prior to the Expiration Date, by surrendering the purchase form attached hereto as Exhibit A (the “Purchase Form”) duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. A facsimile signature of the Registered Holder on the Purchase Form shall be sufficient for purposes of exercising this Warrant, provided that the Company receives the Registered Holder’s original signature with three (3) business days thereafter.

Cashless Exercise.

At any time on or prior to the Expiration Date when the resale of the Warrant Shares by the Registered Holder is not registered pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the Registered Holder may, at its option, elect to exercise this Warrant, commencing upon, and subject to, the vesting of the Warrant Shares as set forth above, in whole or in part as to the vested Warrant Shares, on a cashless basis, by surrendering this Warrant, with the Purchase Form duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. In the event of an exercise pursuant to this Section 1(b), the number of Warrant Shares issued to the Registered Holder shall be determined according to the following formula:

X =	Y(A-B)
A
Where:
X =	the number of Warrant Shares that shall be issued to the Registered Holder;

Y =

the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Registered Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price);

A =	the Market Price (as defined below) of one share of Common Stock, as of the date prior to the Exercise Date; and

B =	the Purchase Price then in effect.

“Market Price” means, for any security as of any date, the average closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed based upon the average of the ten (10) preceding business days, as reported by Bloomberg, or if there has been no sales on any such exchanges on any day, the average of the highest bid and the lowest asked prices on all such exchanges for such period, as reported by Bloomberg, or if the foregoing do not apply, the average last sale price of such security in an over-the-counter market on the electronic bulletin board for such security over the ten (10) preceding business days, as reported by Bloomberg, or, if no last sale price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Market Price cannot be calculated for a security on any of the foregoing bases, the Market Price of such security on such date shall be the fair market value as mutually determined by the Company and the Registered Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the applicable Purchase Form shall have been surrendered to the Company as provided in Section 1(a) or 1(b) above (the “Exercise Date”). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

Issuance of Certificates. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within three (3) trading days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; provided that in the event the Company’s transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Registered Holder in connection with the Registered Holder’s sale of such Warrant Shares pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, the Company shall credit such aggregate number of shares of Common Stock to which the Registered Holder is entitled pursuant to such exercise to the Registered Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system; and

in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of

Warrant Shares for which this Warrant was so exercised (which, in the case of an exercise pursuant to Section 1(b), shall include both the number of Warrant Shares issued to the Registered Holder pursuant to such partial exercise and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price).

Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Registered Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Registered Holder (together with the Registered Holder’s affiliates) would beneficially own in excess of four and ninety-nine hundredths percent (4.99%) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Registered Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Registered Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Registered Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Registered Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Registered Holder, the Company shall within one (1) business day confirm orally and in writing to the Registered Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Company Warrants, by the Registered Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Registered Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of nine and ninety-nine hundredths percent (9.99%) specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Registered Holder and not to any other holder of Company Warrants.

2.	Adjustments.

Stock Dividends, Subdivisions and Combinations. If the Company shall at any time or from time to time after the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (the “Original Issue Date”):

split or subdivide any class of securities as to which purchase rights under this Warrant exist into a different number of securities of the same class, the number of securities of such class issuable upon exercise of this Warrant immediately prior to such split or subdivision shall be proportionately increased and the Purchase Price for such securities of such class shall be proportionately decreased; or

combine any class of securities as to which purchase rights under this Warrant exist into a different number of securities of the same class, the number of securities of such class issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased and the Purchase Price for such securities of such class shall be proportionately increased.

Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to Section 2(a), the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Registered Holder (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

3.

Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Registered Holder in cash on the basis of the Market Price per share of Common Stock, as determined pursuant to Section 1(b) above.

4.	Transfers, etc.

Notwithstanding anything to the contrary contained herein, this Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the “Act”), or (ii) such sale or transfer shall be exempt from the registration requirements of the Act and the Company shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is an entity to a wholly owned subsidiary or affiliate of such entity, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 4, or (ii) a transfer made in accordance with Rule 144 under the Act.

Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration under such act or an exemption from registration, which, in the opinion of counsel reasonably satisfactory to counsel for this corporation, is available.”

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act or at such time as the Warrant Shares are sold or transferred in accordance with the requirements of a registration statement of the Company on Form S-1, or such other form as may then be in effect.

The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

Subject to the provisions of this Section 4, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B attached hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

5.

No Impairment. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

6.	Notices of Record Date, etc. In the event:

the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation, or any transfer of all or substantially all of the assets of the Company; or

of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will send or cause to be sent to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be sent at least five (5) days prior to the record date or effective date for the event specified in such notice.

7.

Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

8.

Piggyback Registration Rights. If at any time the Company shall determine to file with the Securities and Exchange Commission a Registration Statement relating to an offering for its own account or the account of others of any its Common Stock (other than on Form S-4 or Form S-8 or their then-equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans and other than the Company’s Registration Statements on Form S-1 currently on file with the Securities and Exchange Commission), the Company shall send to the Registered Holder written notice of such determination and, unless objected to in writing by the Registered Holder by written notice delivered to the Company within five (5) days after the date of such notice from the Company, the Company shall include in such Registration Statement all of the Warrant Shares held by the Registered Holder, except that if, in connection with any underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Warrant Shares held by such Registered Holder as the underwriter(s) shall permit; provided that, notwithstanding the foregoing, the Company shall include the Registered Holder’s Warrant Shares in such Registration Statement only the Registered Holder furnishes to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders within five (5) days after the Registered Holder’s receipt of such questionnaire from the Company. Any exclusion of Warrant Shares shall be made pro rata among the Registered Holder and other securityholders of the

Company with “piggyback” registration rights seeking to include shares of Common Stock in proportion to the number of shares of Common Stock sought to be included by the Registered Holder and such other securityholders, as applicable. If an offering in connection with which the Registered Holder is entitled to registration under this Section 8 is an underwritten offering and the Registered Holder’s Warrant Shares are included in the Registration Statement, then the Registered Holder shall, unless otherwise agreed by the Company in writing, offer and sell such Warrant Shares in an underwritten offering using the same underwriter(s) and on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

9.	Exchange or Replacement of Warrants.

Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required in an amount reasonably satisfactory to the Company), or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10.

Notices. All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable international overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered one (1) business day after being sent via a reputable international overnight courier service guaranteeing next business day delivery, or three (3) business days after being deposited in the U.S. mails.

11.

No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

12.

Amendment or Waiver. Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of Company Warrants representing greater than one-half (1/2) of the number of shares of Common Stock then subject to outstanding Company Warrants. Notwithstanding the foregoing, (a) this Warrant may be amended and the observance of any term hereunder may be waived without the written consent of the Registered Holder only in a manner which applies to all Company Warrants in the same fashion and (b) the number of Warrant Shares subject to this Warrant and the Purchase Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the Registered Holder (it being agreed that an amendment to or waiver under any of the provisions of Section 2 of this Warrant shall not be considered an amendment of the number of Warrant Shares or the Purchase Price). The Company shall give prompt written notice to the Registered Holder of any amendment hereof or waiver hereunder that was effected without the Registered Holder’s written consent. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

13.	Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.
14.	Governing Law. This Warrant will be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).
15.	Facsimile Signatures. This Warrant may be executed by facsimile signature or electronic document in PDF format.

[Signature Page Immediately Follows This Page]

EXECUTED as of the Date of Issuance indicated above:

VERMILLION, INC.
		By:	/s/ Eric Schoen
		Name:	Eric Schoen
		Title:	CAO
		Address:	12117 Bee Caves Road Building Three Austin, TX 78738
		Facsimile:	(512) 439-6980

AGREED AND ACCEPTED as of the Date of Issuance indicated above:

LIOLIOS GROUP, INC.
By:	/s/ J. Scott Liolios
Name:	J. Scott Liolios
Title:	President
Address:	20371 Irvine Ave #A-100 Newport Beach, CA 92660
Facsimile:	(949) 574-3870

EXHIBIT A

PURCHASE FORM

To: Vermillion, Inc.Dated: _______________

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ____), hereby elects to purchase (check applicable box):

☐ __________ shares of the Common Stock of Vermillion, Inc. covered by such Warrant; or

☐ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 1(b).

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

☐ $__________ in lawful money of the United States; and/or

☐ the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 1(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 1(b).

Notwithstanding anything to the contrary contained herein, this Purchase Form shall constitute a representation by the holder of the Warrant submitting this Purchase Form that, after giving effect to the exercise provided for in this Purchase Form, such holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such person’s affiliates) of a number of shares of Common Stock which exceeds the Maximum Percentage of the total outstanding shares of Common Stock as determined pursuant to the provisions of Section 1(e) of this Warrant.

Signature: Address:

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Common Stock of Vermillion, Inc. covered thereby set forth below, unto:

Name of Assignee	Address and Facsimile No.	Number of Shares

:
Dated: Signature: Signature Guaranteed: By:

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.